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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in Registration Statements No. 333-39072, 333-54017, 333-33555, 333-29725, 333-90186 and 333-116695 on Forms S-8 of CommScope, Inc. and subsidiaries of our report dated March 12, 2004 which appears in this Annual Report on Form 10-K of CommScope, Inc. and subsidiaries for the year ended December 31, 2004.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
March 11, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM